UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2022

Fast Radius, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40032	85-3692788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 N. May Street
Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 787-1629

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FSRD	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FSRDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2022, Prithvi Gandhi, Chief Financial Officer of Fast Radius, Inc. (the “Company”), notified the Company of his decision to resign, effective June 30, 2022, in order to pursue another opportunity. Mr. Gandhi’s resignation is unrelated to any disagreement with the Company.

On June 14 2022, the Company appointed Patrick McCusker, the Company’s current Chief Operating Officer, as President and Interim Chief Financial Officer. Also, on June 14, 2022, the Company appointed John Nanry, the Company’s current Chief Manufacturing and Chief People Officer, as Chief Operating Officer. Both appointments will be effective June 30, 2022.

Mr. McCusker, age 44, has served as Chief Operating Officer of the Company since February 2022 and Chief Operating Officer and and co-founder of the Company's predecessor since 2017. He also served as Interim Chief Financial Officer of the Company's predecessor from 2017 until August 2021. Prior to the Company, Mr. McCusker was President, North America at InnerWorkings (NASDAQ: INWK), a technology-enabled marketing services firm, from 2011 to November 2016. Prior to InnerWorkings, Mr. McCusker was an Associate Partner with McKinsey & Company, where he served technology clients across a wide range of functions. Before McKinsey, he held cross-functional leadership roles at multiple early-stage growth companies, including co-founding a technology business which was acquired by a Fortune 500 retailer. Mr. McCusker holds an MBA from the University of Chicago and a BA from the University of Notre Dame.

Mr. Nanry, age 37, has served as Chief Manufacturing Officer and Chief People Officer of the Company since February and April 2022, respectively, and Chief Manufacturing Officer and co-founder of the Company's predecessor since 2017. Prior to the Company, Mr. Nanry was with McKinsey & Company from 2008 to 2017, where he led the Digital Manufacturing Practice and helped clients navigate digital transformations. Mr. Nanry holds an MBA from Northwestern, and BSE and MSE in Engineering from the University of Michigan

There are no family relationships between Mr. McCusker or Mr. Nanry and any of the directors or executive officers of the Company, and, other than as described in this Current Report on Form 8-K, there are no transactions in which Mr. McCusker or Mr. Nanry has an interest requiring disclosure under Item 404(a) of Regulation S-K, except as previously disclosed in Item 13. Certain Relationships and Related Transactions, and Director Independence of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 10, 2022, which information is incorporated herein by reference. There is no arrangement or understanding between Mr. McCusker or Mr. Nanry and any other person pursuant to which he was appointed as an officer of the Company.

Item 7.01 Regulation FD Disclosure.

On June 14, 2022, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 14, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fast Radius, Inc.

Date:	June 14, 2022	By:	/s/ Prithvi Gandhi
Prithvi Gandhi Chief Financial Officer